UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  August 2, 2012

Southside Bancshares, Inc.
(Exact name of registrant as specified in its charter)

Texas	0-12247	75-1848732
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1201 S. Beckham, Tyler, Texas	75701
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (903) 531-7111

NA
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under Securities Act (17 CFR 230-425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240-14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under Exchange Act (17 CFR 240.13e-4(c))

Item 4.01	Changes in Registrant’s Certifying Accountant.

(a)  Dismissal of Independent Registered Public Accounting Firm

On August 2, 2012, the Audit Committee (the “Audit Committee”) of the Board of Directors of Southside Bancshares, Inc. (the “Company”) dismissed PricewaterhouseCoopers LLP (“PwC”) as the Company’s independent registered public accounting firm, effective as of the date of PwC’s completion of its interim, quarterly review services for the second quarter ended June 30, 2012 and the filing of the Company’s Quarterly Report on Form 10-Q.

The audit reports of PwC on the consolidated financial statements as of and for the years ended December 31, 2010 and 2011 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the years ended December 31, 2010 and 2011 and during the subsequent periods through August 7, 2012, there were no disagreements with PwC on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which, if not resolved to the satisfaction of PwC would have caused it to make reference to the subject matter of the disagreements in connection with its report.  During the same periods, there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K, other than with respect to the ineffectiveness of the Company's internal control over financial reporting due to the material weaknesses mentioned below that were previously disclosed in the Company's Annual Report on Form 10-K for the year ended December 31, 2011 and Current Report on Form 8-K filed with the SEC on March 5, 2012.  The audit reports of PwC on the effectiveness of internal control over financial reporting as of December 31, 2010 and 2011 did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles, except that PwC's report on the effectiveness of internal control over financial reporting as of December 31, 2011 included an adverse opinion on the Company's internal control over financial reporting due to the effect of material weaknesses identified during the audit of the financial statements for the fiscal year ended December 31, 2011 related to (1) security price verification controls and (2) controls to evaluate impairment of FHLB advance option fees.

The Audit Committee discussed these material weaknesses with PwC and has authorized PwC to respond fully to inquiries of the successor independent registered public accounting firm concerning this matter.

On August 2, 2012, the Company provided PwC with a copy of this Form 8-K and requested that PwC provide the Company with a letter addressed to the Securities and Exchange Commission stating whether or not PwC agrees with the above disclosures.  A copy of PwC’s letter, dated August 7, 2012, is attached as Exhibit 16.1 to this Form 8-K.

(b)  Newly Engaged Independent Registered Public Accounting Firm

On August 2, 2012, the Audit Committee approved the appointment of Ernst & Young LLP (“Ernst & Young”) as the Company’s new independent registered public accounting firm, effective immediately, to perform independent audit services for the fiscal year ended December 31, 2012 (including with respect to the Company’s quarterly period ending September 30, 2012).  During the two fiscal years ended December 31, 2011 and 2010 and through August 7, 2012, neither the Company, nor anyone on its behalf, consulted Ernst & Young regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered with respect to the consolidated financial statements of the Company, and no written report or oral advice was provided to the Company by Ernst & Young that was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue; or (ii) any matter that was the subject of a disagreement (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a “reportable event” (as that term is defined in Item 304(a)(1)(v) of Regulation S-K).

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits. The following materials are furnished as exhibits to this Current Report on Form 8-K:

Exhibit Number	Description of Exhibit

16.1	Letter of PricewaterhouseCoopers LLP dated August 7, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Southside Bancshares, Inc.

Date: August 7, 2012	By:	/s/ LEE R. GIBSON
Lee R. Gibson
Senior Executive Vice President and CFO